Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas
Chief Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2015 RESULTS

Board of Directors Declares Quarterly Dividend

LINCOLN, Nebraska (February 9, 2016) — National Research Corporation (NASDAQ: NRCIA and NRCIB) today announced results for the fourth quarter and year-end 2015.

Fourth Quarter

●	Net New Sales $6.4 million
●	Revenue up 5% to $26.4 million
●	Net Income of $5.9 million

Year-End 2015

●	Total Contract Value $110.2 million
●	Net New Sales $24.1 million
●	Revenue up 4% to $102.3 million
●	Net Income of $17.6 million

Remarking on the upcoming year, Michael D. Hays, chief executive officer of National Research Corporation said, “We start the year with a solid base of contract value largely comprised of core products that have shown consistent growth. Building on that base is our focus.”

Revenue for the quarter ended December 31, 2015, was $26.4 million, compared to $25.1 million for the same quarter in 2014. Net income for the quarter ended December 31, 2015, was $5.9 million, compared to $4.1 million for the same quarter in 2014. Diluted earnings per share increased to $0.14 for Class A shares and $0.84 for Class B shares for the quarter ended December 31, 2015, from diluted earnings per share of $0.10 for Class A shares and $0.58 for Class B shares for the quarter ended December 31, 2014. Combined diluted earnings per share (a non-GAAP measure) increased to $0.24 for the quarter ended December 31, 2015, from $0.17 for the fourth quarter of 2014.

NRC Announces Fourth Quarter and Year-End 2015 Results

Februrary 9, 2016

Revenue for the year ended December 31 2015, was $102.3 million, compared to $98.8 million for the same quarter in 2014. Net income for the year ended December 31, 2015, was $17.6 million, compared to $18.2 million for the year ended 2014. Diluted earnings per share decreased to $0.41 for Class A shares and $2.49 for Class B shares for the year ended December 31, 2015, from diluted earnings per share of $0.43 for Class A shares and $2.57 for Class B shares for the year ended December 31, 2014. Combined diluted earnings per share (a non-GAAP measure) decreased to $0.71 for the year ended December 31, 2015, from $0.74 for the year ended 2014.

Regarding fourth quarter performance, Kevin Karas, chief financial officer of National Research Corporation, said, “We were able to significantly leverage our revenue growth to achieve a 20% increase in operating income in the quarter compared to the prior year. In addition, we realized a pre-tax gain of $1.1 million on the sale of our clinical workflow product in the fourth quarter.”

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $.08 (eight cents) per Class A share and $.48 (forty-eight cents) per Class B share payable April 15, 2016, to shareholders of record as of the close of business on March 31, 2016.

A listen-only simulcast of National Research Corporation’s 2015 fourth quarter and year-end conference call will be available online at http://edge.media-server.com/m/p/obpo9wir on February 10, 2016, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For almost 35 years, National Research Corporation has been at the forefront of patient-centered care, helping healthcare providers measure and improve quality and services through analytics that offer a rich understanding of customers’ experiences, preferences, risks and behaviors across the healthcare continuum.

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that calculate combined earnings per share based on combined Class A and Class B shares and share equivalents outstanding, respectively. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. Please note that the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s financial information presented in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company's core business operations and to compare the company's performance with prior periods. The company uses both GAAP and these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

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NRC Announces Fourth Quarter and Year-End 2015 Results

February 9, 2016

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

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NRC Announces Fourth Quarter and Year-End 2015 Results

February 9, 2016

NATIONAL RESEARCH CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Revenue	$26,365	$25,124	$102,343	$98,837

Operating expenses:
Direct expenses	11,365	10,848	44,610	41,719
Selling, general and administrative	6,294	6,863	27,177	25,018
Depreciation and amortization	1,000	994	4,109	3,804
Total operating expenses	18,659	18,705	75,896	70,541

Operating income	7,706	6,419	26,447	28,296

Other income (expense):
Interest income	14	25	60	83
Interest expense	(48)	(69)	(220)	(305)
Other, net	1,096	1	1,073	18

Total other income (expense)	1,062	(43)	913	(204)

Income before income taxes	8,768	6,376	27,360	28,092

Provision for income taxes	2,841	2,276	9,750	9,936

Net income	$5,927	$4,100	$17,610	$18,156

Earnings Per Share of Common Stock:
Basic Earnings Per Share:
Class A	$0.14	$0.10	$0.42	$0.44
Class B	$0.85	$0.59	$2.52	$2.62
Diluted Earnings Per Share:
Class A	$0.14	$0.10	$0.41	$0.43
Class B	$0.84	$0.58	$2.49	$2.57

Weighted average shares and share equivalents outstanding
Class A - basic	20,656	20,773	20,741	20,764
Class B - basic	3,478	3,474	3,478	3,473
Class A - diluted	20,936	21,075	20,981	21,076
Class B - diluted	3,523	3,529	3,523	3,536

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NRC Announces Fourth Quarter and Year-End 2015 Results

February 9, 2016

NATIONAL RESEARCH CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts and par value)

	Dec. 31, 2015	Dec. 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$42,145	$40,042
Accounts receivable, net	9,808	8,116
Income taxes receivable	157	1,100
Other current assets	4,001	3,930
Total Current Assets	56,111	53,188

Property and equipment, net	11,125	12,143
Goodwill	57,792	58,489
Other, net	4,071	5,690
Total Assets	$129,099	$129,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$21,834	$6,028
Deferred revenue	14,843	15,095
Accrued compensation	4,391	4,365
Income taxes payable	701	110
Notes payable	2,402	2,328
Total Current Liabilities	44,171	27,926

Non-current Liabilities	10,706	13,836

Total Liabilities	54,877	41,762

Shareholders’ Equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Class A Common stock, $0.001 par value; authorized 60,000,000 shares, issued 25,592,812 in 2015 and 25,475,662 in 2014, outstanding 20,848,168 in 2015 and 20,894,286 in 2014	26	25
Class B Common stock, $0.001 par value; authorized 80,000,000 shares, issued 4,271,413 in 2015 and 4,251,889 in 2014, outstanding 3,510,150 in 2015 and 3,494,865 in 2014	4	4
Additional paid-in capital	44,103	44,864
Retained earnings	65,313	73,686
Accumulated other comprehensive loss	(2,995)	(773)
Treasury stock	(32,229)	(30,058)
Total Shareholders’ Equity	74,222	87,748
Total Liabilities and Shareholders’ Equity	$129,099	$129,510

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NRC Announces Fourth Quarter and Year-End 2015 Results

February 9, 2016

NATIONAL RESEARCH CORPORATION AND SUBSIDIARIES

Unaudited Non-GAAP Combined Earnings Per Share Schedule

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Combined Earnings Per Share
Basic Earnings Per Share	$0.24	$0.17	$0.72	$0.75
Diluted Earnings Per Share	$0.24	$0.17	$0.71	$0.74

Combined weighted average shares and share equivalents outstanding
Combined - Basic	24,134	24,247	24,219	24,237
Combined - Diluted	24,459	24,603	24,503	24,611

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